EXHIBIT 10

                 DESCRIPTION OF INFORMAL AND UNDESIGNATED PLANS

Pursuant to Board Minutes dated March 17, 2004, the Company granted Compensatory Stock Options to four independent consultants who are parties to a certain Joint Venture Agreement with the Company pertaining to a joint redevelopment project for up to 24 Oil and Gas Wells in South Texas. Each of the four grantees received two stock options, the first for 1,000,000 registered common shares exercisable at $0.02 per common share for a period of six months from the date of grant, and a second stock option for up to 2,000,000 registered common shares exercisable at $0.03 per common share for a period of two years provided that the optionee exercises the first option for $0.02 per share within the six month exercise period. The options were granted as compensation for the execution of the Joint Venture Agreement and the services provided by the partners in assembling properties and providing the business opportunity and relationships necessary to pursue the project.

Pursuant to Board Minutes dated April 15, 2004, the Company designated 13,000,000 common shares for registration and issuance pursuant to future designated individual plans for employees, directors, consultants and advisors outside the Company's 2003 Omnibus Stock Option and Incentive Compensation Plan and the current S-8 Registration Statement filed on September 4, 2003.

The above described plans are informal allocated and non-allocated compensatory stock grant and option plans for services rendered and to be rendered to the Company by individuals in advancing the Company's business plan to develop business opportunities and pursue projects in the Traditional and Alternative and Renewable Energy Sector. Unallocated shares will be granted by the board of directors and allocated for inclusion under this Registration Statement pursuant to the rules and regulations of the Securities and Exchange Commission for compensation stock grants, and common shares underlying compensatory common stock options.